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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Amendment No. 4 to Registration Statement on Form S-1 of our report dated February 9, 2004, except as to Note 19, which is as of May 24, 2004 relating to the financial statements of ADESA, Inc. (formerly known as ADESA Corporation), which appears in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Indianapolis, Indiana
June 10, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM